www.ziffdavis.com©2024 Ziff Davis. All rights reserved. FIRST QUARTER 2024 RESULTS May 8, 2024 Exhibit 99.2

Certain statements in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, particularly those regarding our 2024 Financial Guidance. Such forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in those statements. These forward-looking statements are based on management’s expectations or beliefs as of May 8, 2024 ("Release Date"). Readers should carefully review the Risk Factors slide of this presentation, as well as the risk factors set forth in our most recent Annual Report on Form 10-K filed by us with the Securities and Exchange Commission (“SEC”) and the other reports we file from time to time with the SEC. We undertake no obligation to revise or publicly release any updates to such statements based on future information or actual results. Such forward-looking statements address the following subjects, among others: • Future operating results • Ability to acquire businesses on acceptable terms and integrate and recognize synergies from acquired businesses • Deployment of cash and investment balances to grow the company • Subscriber growth, retention, usage levels, and average revenue per account • Digital Media and Cybersecurity and Martech growth • International growth • New products, services, features, and technologies • Corporate spending including stock repurchases • Intellectual property and related licensing revenues • Liquidity and ability to repay or refinance indebtedness • Systems capacity, coverage, reliability, and security • Regulatory developments and taxes All information in this presentation speaks as of the Release Date and any redistribution or rebroadcast of this presentation after that date is not intended and will not be construed as updating or confirming such information. Capitalized terms not otherwise defined in this presentation have the meanings set forth in Ziff Davis' earnings press release issued on the Release Date. Third-Party Information All third-party trademarks, including names, logos and brands, referenced by the Company in this presentation are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law. Industry, Market and Other Data Certain information that may be contained in this presentation concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on reports from various sources. Because this information involves a number of assumptions and limitations, you are cautioned not to give undue weight to such information. We have not independently verified market data and industry forecasts provided by any of these or any other third- party sources referred to in this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Non-GAAP Financial information Included in this presentation are certain financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP") and are designed to supplement, and not substitute for, Ziff Davis’ financial information presented in accordance with GAAP. The non-GAAP measures, as defined by Ziff Davis, may not be comparable to similar non-GAAP measures presented by other companies, limiting their usefulness for comparison purposes. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Ziff Davis’ future results or leverage will be unaffected by other unusual or non-recurring items. Please see the appendix to this presentation for details related to how we define these non-GAAP measures, a discussion of why we believe they are useful to investors, and certain limitations thereof, and reconciliations thereof to the most directly comparable GAAP measures. Safe Harbor for Forward-looking Statements

Some factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation include, but are not limited to, our ability and intention to: • Manage certain risks inherent to our business, such as costs associated with fraudulent activity, system failure, or security breach; effectively maintaining and managing our billing systems; the time and resources required to manage our legal proceedings; liability for legal and other claims; or adhering to our internal controls and procedures; • Compete with other similar providers with regard to price, service, functionality; • Achieve business and financial objectives in light of burdensome domestic and international telecommunications, internet, or other regulations, including regulations related to data privacy, access, security, retention, and sharing; • Successfully adapt to technological changes and diversify services and related revenues at acceptable levels of financial return; • Successfully develop and protect our intellectual property, both domestically and internationally, including our brands, content, copyrights, patents, trademarks, and domain names from infringement by third parties, and avoid infringing upon the proprietary rights of others; • Manage certain risks associated with environmental, social, and governmental matters, including related reporting obligations, that could adversely affect our reputation and performance; • Recruit and retain key personnel and maintain the beneficial aspects of our corporate culture globally; • Meet our publicly announced guidance or other expectations about our business and future operating results; • Avoid disruptions to our operations, financial position, and reputation as a result of the collapse of certain banks and potentially other financial institutions; and • Respond to other factors set forth in our most recent Annual Report on Form 10-K filed by us with the SEC and the other reports we file from time to time with the SEC. • Sustain growth or profitability, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of an economic downturn or recession, continuing inflation, supply chain disruptions, and other factors and their related impacts on customer acquisition and retention rates, customer usage levels, and credit and debit card payment declines; • Maintain and increase our customer base and average revenue per user; • Generate sufficient cash flow to make interest and debt payments, reinvest in our business, and pursue desired activities and businesses plans while satisfying restrictive covenants relating to debt obligations; • Acquire businesses on acceptable terms, execute on our investment strategies, successfully manage our growth, and integrate and realize anticipated synergies from such acquisitions; • Continue to expand our businesses and operations internationally in the wake of numerous risks, including adverse currency fluctuations, difficulty in staffing and managing international operations, higher operating costs as a percentage of revenues, or the implementation of adverse regulations; • Maintain our financial position, operating results and cash flows in the event that we incur new or unanticipated costs or tax liabilities, including those relating to federal and state income tax and indirect taxes, such as sales, value-added, and telecommunication taxes; • Manage certain risks related to the unauthorized use of our content and the infringement of our intellectual property rights by developers and users of generative artificial intelligence ("AI"); • Prevent system failures, security breaches, and other technological issues; • Accurately estimate the assumptions underlying our effective worldwide tax rate; • Maintain favorable relationships with critical third-party vendors that are financially stable; • Create compelling digital media content facilitating increased traffic and advertising levels and additional advertisers or an increase in advertising spend, and effectively target digital media advertisements to desired audiences; Risk Factors

1. See slide 12 for a GAAP reconciliation of Adjusted EBITDA. 2. Adjusted Diluted EPS is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution. Adjusted EBITDA (1) (in millions) Adjusted Diluted EPS (2) Revenue (in millions) Q1 2024 Consolidated Financial Snapshot (1)

2022 2023 2024 Quarterly Advertising and Performance Marketing Metrics Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Net Revenue Retention (2) 99.6% 94.1% 92.0% 91.2% 89.8% 88.9% 87.1% 91.6% Customers (3) 2,016 1,953 2,044 1,737 1,924 1,785 1,943 1,631 Quarterly Revenue per Customer (4) $93,848 $95,710 $118,370 $89,857 $91,000 $102,525 $119,975 $95,695 1. Figures exclude intercompany eliminations. 2. Net Advertising and Performance Marketing Revenue Retention = (The Trailing Twelve Months Revenue Recognized by Prior Year Customers in Current Year Period (excluding revenue from acquisitions during the stub period)) / (The Trailing Twelve Months Revenue Recognized by Prior Year Customers in Prior Year Period (excluding revenue from acquisitions during the stub period)). This excludes customers that generated less than $10,000 of revenue in the measurement period; combined retention is the weighted average net advertising and performance marketing revenue retention of the Company. 3. Excludes customers that spent less than $2,500 in the quarter. 4. Represents total gross quarterly advertising and performance marketing revenues divided by customers as defined in footnote (3). Quarterly Revenues (1) (in millions) TTM Revenues (1) (in millions) Advertising and Performance Marketing

Subscription and Licensing

Quarterly Revenues (1) (in millions)


$142
4.8%
$149
Q1 2023
Q1 2024

TTM Revenues (1) (in millions)


$563
3.2%
$581
TTM Q1 2023
TTM Q1 2024

	2022			2023				2024
Quarterly Subscription and Licensing Metrics	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Customers (2)	2,417	3,121	3,143	3,175	3,231	3,300	3,266	3,343
Average Quarterly Revenue per Customer (3)	$57.02	$45.81	$44.69	$44.78	$43.75	$43.92	$44.77	$44.55
Churn Rate (4)	3.09%	3.72%	4.02%	3.30%	3.52%	3.20%	2.86%	3.09%

1. Figures exclude any intercompany eliminations.
2. Quarterly average of the month-end customer counts; inclusive of the Digital Media and Cybersecurity & Martech businesses. Resellers without visibility into the number of underlying customers served by the reseller are counted as one customer. Key operating metrics exclude customers who have paused their subscription for more than one month and include customers that are within the estimated active usage period of a lifetime subscription. Figures are listed in 000s.
3. Total gross quarterly subscription and licensing revenues divided by customers as defined in footnote (2).
4. "Churn Rate" = A / B. A = (average revenue per customer in the prior month) x (number of cancels in current month), calculated at each business and aggregated. B = subscription and licensing revenue in the current month, calculated at each business and aggregated. Churn rate is presented on a quarterly basis. For Ookla, this is calculated by taking the sum of the monthly revenue from the specific cancelled agreements.

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2022 2023 2024 Year over Year Growth Rates Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Organic Revenue (1) (5%) (7%) (7%) (6%) (6%) 0% (2%) 0% Total Revenue 2% (1%) (3%) (3%) (3%) 0% (2%) 2% 1. The Company includes revenue from an acquired business within the definition of organic revenue for the first month in which the Company can compare that full month in the current year against the corresponding full month under its ownership in the prior year. Similarly, the Company excludes revenue from divested assets beginning with the quarter of the disposal of the asset, as well as from the prior year's comparable period(s). Organic Growth (1)

($ in millions) March 31, 2024 Cash and Cash Equivalents $ 735 Short-term Investments 16 Long-term Investments 140 Total Cash and Investments $ 891 4.625% High-Yield Notes $ 460 1.75% Convertible Notes 550 Total Gross Debt (1) $ 1,010 Multiple of Q1 2024 TTM Adj. EBITDA Gross Debt $ 1,010 2.1x Gross Debt less Cash $ 275 0.6x Gross Debt less Cash and Investments $ 119 0.2x 1. Reflects the face amount of the outstanding debt. Ziff Davis Capital Structure

2024 FINANCIAL GUIDANCE

Ziff Davis reaffirms its annual guidance of Revenues, Adjusted EBITDA, and Adjusted Diluted EPS (1) Ziff Davis FY 2024 Guidance Range $ in millions, except for per share amounts Low Midpoint High Midpoint YoY % Increase vs 2023A Revenue $1,411 $1,441 $1,471 5.6% Adjusted EBITDA (1) $500 $511 $521 5.8% Adjusted Diluted EPS (1) $6.43 $6.60 $6.77 6.6% 1. Refer to slide 12 for examples of adjustments to Adjusted EBITDA. A reconciliation of forward-looking Adjusted EBITDA to the corresponding GAAP guidance financial measures is not available without unreasonable effort due, primarily, to variability and difficulty in making accurate forecasts and projections of non-operating matters that may arise in the future. 2024 Guidance (Forward-Looking Statements)

SUPPLEMENTAL INFORMATION

$ in 000's Ziff Davis Three months ended March 31, 2023 2024 Net (loss) income $ (7,627) $ 10,627 Interest expense, net 4,480 1,769 Loss on sale of businesses — 3,780 Unrealized loss on short-term investments held at the reporting date, net 20,345 10,705 Gain on investments, net (357) — Other loss, net 908 104 Income tax (benefit) expense (616) 8,231 Loss from equity method investments, net 9,182 645 Depreciation and amortization 54,623 48,453 Share-based compensation 8,402 8,872 Acquisition, integration, and other costs 3,525 6,266 Disposal related costs 149 496 Lease asset impairments and other charges 1,319 803 Adjusted EBITDA (1) $ 94,333 $ 100,751 1. Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including: Interest expense, net; (Gain) loss on debt extinguishment, net; (Gain) loss on sale of business; Unrealized (gain) loss on short-term investments held at the reporting date, net; (Gain) loss on investments, net; Other (income) loss, net; Income tax (benefit) expense; (Income) loss from equity method investments, net; Depreciation and amortization; Share-based compensation; Acquisition, integration, and other costs; Disposal related costs; Lease asset impairments and other charges; and Goodwill impairment on business. Reconciliation of GAAP to Adjusted EBITDA

Reconciliation of GAAP to Non-GAAP Financial Measures

Q1 2024	GAAP amount	Interest, net	(Gain) loss on sale of business	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Adjusted non-GAAP amount
$ in 000's											
Direct costs	$(47,067)	$–	$–	$–	$–	$105	$61	$170	$–	$–	$(46,731)
Sales and marketing	$(117,000)	–	–	–	–	–	758	541	–	–	$(115,701)
Research, development, and engineering	$(17,774)	–	–	–	–	–	1,090	223	40	–	$(16,421)
General, administrative, and other related costs	$(96,783)	–	–	–	–	26,319	6,963	5,332	456	803	$(56,910)
Interest expense, net	$(1,769)	(7)	–	–	–	–	–	–	–	–	$(1,776)
Loss on sale of business	$(3,780)	–	3,780	–	–	–	–	–	–	–	$–
Unrealized loss on short-term investments held at period end, net	$(10,705)	–	–	10,705	–	–	–	–	–	–	$–
Income tax expense [1]	$(8,231)	2	–	(1,037)	–	(6,339)	(1,086)	(1,395)	(124)	(160)	$(18,370)
Loss from equity method investment, net	$(645)	–	–	–	645	–	–	–	–	–	–
Total non-GAAP Adjustments		$(5)	$3,780	$9,668	$645	$20,085	$7,786	$4,871	$372	$643	

Q1 2023	GAAP amount	Interest, net	Unrealized (gain) loss on short-term investments held at the reporting date, net	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Adjusted non-GAAP amount
$ in 000's											
Direct costs	$(45,730)	$–	$–	$–	$–	$196	$76	$85	$–	$–	$(45,373)
Sales and marketing	$(115,920)	–	–	–	–	–	924	1,419	–	–	$(113,577)
Research, development, and engineering	$(17,914)	–	–	–	–	–	783	175	–	–	$(16,956)
General, administrative, and other related costs	$(101,263)	–	–	–	–	33,319	6,619	1,846	149	1,319	$(58,011)
Interest expense, net	$(4,480)	74	–	–	–	–	–	–	–	–	$(4,406)
Gain on investment, net	$357	–	–	(357)	–	–	–	–	–	–	$–
Unrealized loss on short-term investments held at period end, net	$(20,345)	–	20,345	–	–	–	–	–	–	–	$–
Income tax benefit (expense) [1]	$616	(18)	(5,080)	89	–	(8,893)	(1,585)	(948)	(37)	(329)	$(16,185)
Loss from equity method investment, net	$(9,182)	–	–	–	9,182	–	–	–	–	–	–
Total non-GAAP Adjustments		$56	$15,265	$(268)	$9,182	$24,622	$6,817	$2,577	$112	$990	

1. Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment:
   a) Adjusted effective tax rate was approximately 23.9% for the three months ended March 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $18,370 and the denominator is $76,841, which equals adjusted net income of $58,472 plus adjusted income tax expense.
   b) Adjusted effective tax rate was approximately 23.8% for the three months ended March 31, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $16,185 and the denominator is $67,911, which equals adjusted net income of $51,726 plus adjusted income tax expense.

Ziff Davis

13

$ in 000's Ziff Davis Three months ended March 31, 2023 2024 Net cash provided by operating activities $ 115,307 $ 75,558 Less: Purchases of property and equipment (30,017) (28,129) Free cash flow (1) $ 85,290 $ 47,429 1. Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any). Reconciliation of GAAP to Free Cash Flow (1)